Exhibit 99.1
John Cummings
salesforce.com
Investor Relations
415-778-4188
jcummings@salesforce.com
Chi Hea Cho
salesforce.com
Public Relations
415-281-5304
chcho@salesforce.com

Salesforce Announces Fiscal 2017 Third Quarter Results
Initiates FY18 Revenue Guidance of $10.1 Billion to $10.15 Billion

•	Revenue of $2.14 Billion, up 25% Year-Over-Year, 27% in Constant Currency

•	Deferred Revenue of $3.50 Billion, up 23% Year-Over-Year, 25% in Constant Currency

•	Unbilled Deferred Revenue of Approximately $8.6 Billion, up 28% Year-Over-Year

•	Initiates Fourth Quarter Revenue Guidance of $2.267 Billion to $2.277 Billion

•	Raises Full Year Fiscal 2017 Revenue Guidance to $8.365 Billion to $8.375 Billion

SAN FRANCISCO, Calif. - Nov. 17, 2016 - Salesforce (NYSE: CRM), the Customer Success Platform and world’s #1 CRM company, today announced results for its third fiscal quarter ended October 31, 2016.

“Salesforce delivered an exceptional quarter with year-over-year revenue growth of 25% in dollars and 27% in constant currency,” said Marc Benioff, chairman and CEO, Salesforce. “I’m delighted to announce that we expect to deliver our first $10 billion year during our fiscal year 2018, which puts us well on the path to reach $20 billion faster than any other enterprise software company.”

“We had outstanding execution in the third quarter, closing a record number of large transactions as more and more companies look to Salesforce as their trusted advisor to redefine their customer strategies,” said Keith Block, vice chairman, president and COO, Salesforce. “No other enterprise software company is delivering customer success at this scale - and certainly not at this pace.”

“We delivered another strong quarter of booked business on and off the balance sheet, which is now more than $12 billion, up 27% year-over-year," said Mark Hawkins, CFO, Salesforce. “We are pleased to raise our fiscal full-year 2017 revenue guidance by $50 million to $8.375 billion at the high end of the range.”

Salesforce delivered the following results for its third fiscal quarter 2017:

Revenue: Total revenue was $2.14 billion, an increase of 25% year-over-year, and 27% in constant currency. Subscription and support revenues were $1.98 billion, an increase of 24% year-over-year. Professional services and other revenues were $161 million, an increase of 39% year-over-year.

Earnings per Share: GAAP loss per share was ($0.05), and non-GAAP diluted earnings per share was $0.24.

Cash: Cash generated from operations was $154 million, a decrease of 5% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $1.75 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of October 31, 2016 was $3.50 billion, an increase of 23% year-over-year, and 25% in constant currency. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the third quarter at approximately $8.6 billion, up 28% year-over-year. This includes approximately $350 million related to unbilled deferred revenue from the Demandware acquisition.

As of November 17, 2016, the company is initiating revenue, earnings per share, and deferred revenue guidance for its fourth quarter of fiscal year 2017. In addition, the company is raising its full fiscal year 2017 revenue and non-GAAP earnings per share guidance, lowering its GAAP earnings per share guidance, and maintaining its operating cash flow guidance, previously provided on August 31, 2016. The company is also initiating revenue guidance for its fiscal year 2018. This guidance includes the impact of acquisitions that have closed to date or have signed and are expected to close in the company’s fourth quarter of fiscal 2017.

Q4 FY17 Guidance: Revenue is projected to be approximately $2.267 billion to $2.277 billion, an increase of 25% to 26% year-over-year.

GAAP loss per share is projected to be ($0.10) to ($0.09), while non-GAAP diluted earnings per share is projected to be $0.24 to $0.25.

On balance sheet deferred revenue growth is projected to be approximately 22% to 23% year-over-year.

Full Year FY17 Guidance: Revenue is projected to be approximately $8.365 billion to $8.375 billion, an increase of 25% to 26% year-over-year.

GAAP diluted earnings per share is projected to be $0.24 to $0.25, while non-GAAP diluted earnings per share is projected to be $0.97 to $0.98.

Operating cash flow growth is projected to be 20% to 21% year-over-year.

Full Year FY18 Guidance: Revenue for the company’s full fiscal year 2018 is projected to be approximately $10.1 billion to $10.15 billion, an increase of 21% year-over-year. The company plans on providing its expectations for FY18 GAAP EPS, non-GAAP EPS, and operating cash flow when it announces its fourth quarter and full fiscal year 2017 results in February 2017.

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and full fiscal year:

	Fiscal 2017
	Q4	FY2017
GAAP (loss) EPS Range*	($0.10) - ($0.09)	$0.24 - $0.25
Plus
Amortization of purchased intangibles	$0.09	$0.31
Stock-based expense	$0.34	$1.17
Amortization of debt discount, net	$0.01	$0.04
Less
Gains on sales of strategic investments	$0.00	$(0.02)
Income tax effects and adjustments**	$(0.10)	$(0.77)
Non-GAAP diluted EPS	$0.24 - $0.25	$0.97 - $0.98
Shares used in computing basic net income per share (millions)	702	688
Shares used in computing diluted net income per share (millions)	724	703

* For Q4 GAAP (loss) EPS, basic number of shares used for calculation and expected tax rate of (42%). For FY17
GAAP EPS, diluted number of shares used for calculation and expected tax rate of (1,550%). Note that full year expected tax rate is high as GAAP profitability is near break-even.
** The company's non-GAAP tax provision uses a long-term projected tax rate of 35%.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss its financial results with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 6538283.  A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) Dec. 17, 2016.

About Salesforce
Salesforce, the Customer Success Platform and world's #1 CRM company, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce, visit: www.salesforce.com.

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income (loss), diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company’s services or the company’s Web hosting; breaches of the company’s security measures; the financial and other impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s services; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company’s deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2016 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

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salesforce.com, inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Revenues:
Subscription and support	$1,983,981	$1,596,333	$5,645,554	$4,522,939
Professional services and other	160,794	115,634	452,442	334,879
Total revenues	2,144,775	1,711,967	6,097,996	4,857,818
Cost of revenues (1)(2):
Subscription and support	411,363	303,045	1,108,134	870,023
Professional services and other	174,159	120,638	499,948	340,846
Total cost of revenues	585,522	423,683	1,608,082	1,210,869
Gross profit	1,559,253	1,288,284	4,489,914	3,646,949
Operating expenses (1)(2):
Research and development	311,459	239,212	863,935	695,440
Marketing and sales	997,993	818,820	2,828,784	2,349,449
General and administrative	246,765	186,818	709,622	544,314
Operating lease termination resulting from purchase of 50 Fremont	0	0	0	(36,617)
Total operating expenses	1,556,217	1,244,850	4,402,341	3,552,586
Income from operations	3,036	43,434	87,573	94,363
Investment income	3,709	3,507	23,747	11,351
Interest expense	(21,946)	(18,249)	(64,665)	(53,020)
Other income (expense) (1)	1,782	(7,093)	(11,500)	(6,064)
Gain on sales of land and building improvements	0	21,792	0	21,792
Gains on sales of strategic investments	833	0	13,697	0
Income (loss) before benefit from (provision for) income taxes	(12,586)	43,391	48,852	68,422
Benefit from (provision for) income taxes (3)	(24,723)	(68,548)	182,220	(90,339)
Net income (loss)	$(37,309)	$(25,157)	$231,072	$(21,917)
Basic net income (loss) per share	$(0.05)	$(0.04)	$0.34	$(0.03)
Diluted net income (loss) per share	$(0.05)	$(0.04)	$0.33	$(0.03)
Shares used in computing basic net income (loss) per share	690,468	664,131	683,075	659,160
Shares used in computing diluted net income (loss) per share	690,468	664,131	696,257	659,160

(1)	Amounts include amortization of purchased intangibles from business combinations, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Cost of revenues	$36,703	$20,296	$84,462	$60,825
Marketing and sales	28,064	18,966	66,601	57,995
Other non-operating expense	579	761	1,927	2,877

(2)	Amounts include stock-based expense, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Cost of revenues	$26,783	$17,516	$76,912	$49,237
Research and development	50,372	31,534	124,164	96,508
Marketing and sales	93,718	69,561	275,515	211,819
General and administrative	33,878	25,706	99,389	77,092
(3) Amounts include a $205.6 million tax benefit recorded during the nine months ended October 31, 2016 as a result of the release of a portion of the valuation allowance related to the Demandware, Inc. acquisition.

salesforce.com, inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Revenues:
Subscription and support	93%	93%	93%	93%
Professional services and other	7	7	7	7
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	19	18	18	18
Professional services and other	8	7	8	7
Total cost of revenues	27	25	26	25
Gross profit	73	75	74	75
Operating expenses (1)(2):
Research and development	15	14	14	14
Marketing and sales	47	48	46	49
General and administrative	11	11	12	11
Operating lease termination resulting from purchase of 50 Fremont	0	0	0	(1)
Total operating expenses	73	73	72	73
Income from operations	0	2	2	2
Investment income	0	0	0	0
Interest expense	(1)	(1)	(1)	(1)
Other income (expense) (1)	0	0	0	0
Gain on sales of land and building improvements	0	2	0	1
Gains on sales of strategic investments	0	0	0	0
Income (loss) before benefit from (provision for) income taxes	(1)	3	1	2
Benefit from (provision for) income taxes	(1)	(4)	3	(2)
Net income (loss)	(2)%	(1)%	4%	0%

(1)	Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Cost of revenues	2%	1%	1%	1%
Marketing and sales	1	1	1	1
Other non-operating expense	0	0	0	0

(2)	Stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Cost of revenues	1%	1%	1%	1%
Research and development	2	2	2	2
Marketing and sales	4	4	5	4
General and administrative	2	1	2	2

salesforce.com, inc.
Consolidated Balance Sheets
(in thousands)

	October 31, 2016	January 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,145,736	$1,158,363
Short-term marketable securities	55,071	183,018
Accounts receivable, net	1,281,425	2,496,165
Deferred commissions	237,729	259,187
Prepaid expenses and other current assets	281,593	250,594
Total current assets	3,001,554	4,347,327
Marketable securities, noncurrent	550,323	1,383,996
Property and equipment, net	1,756,673	1,715,828
Deferred commissions, noncurrent	167,839	189,943
Capitalized software, net	637,877	384,258
Goodwill	6,616,999	3,849,937
Strategic investments	555,968	520,721
Other assets, net	1,100,436	370,910
Total assets	$14,387,669	$12,762,920
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$1,496,841	$1,349,338
Deferred revenue	3,478,693	4,267,667
Total current liabilities	4,975,534	5,617,005
Convertible 0.25% senior notes, net	1,109,236	1,088,097
Term loan	496,934	0
Loan assumed on 50 Fremont	198,201	197,998
Deferred revenue, noncurrent	16,440	23,886
Other noncurrent liabilities	785,287	833,065
Total liabilities	7,581,632	7,760,051
Stockholders’ equity:
Common stock	697	671
Additional paid-in capital	7,281,753	5,705,386
Accumulated other comprehensive loss	(62,943)	(49,917)
Accumulated deficit	(413,470)	(653,271)
Total stockholders’ equity	6,806,037	5,002,869
Total liabilities and stockholders’ equity	$14,387,669	$12,762,920

salesforce.com, inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Operating activities:
Net income (loss)	$(37,309)	$(25,157)	$231,072	$(21,917)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	169,346	134,236	451,479	393,838
Amortization of debt discount and transaction costs	7,281	7,138	21,334	20,290
Gain on sales of land and building improvements	0	(21,792)	0	(21,792)
Gains on sales of strategic investments	(833)	0	(13,697)	0
50 Fremont lease termination	0	0	0	(36,617)
Abandonment of leasehold improvement	0	7,086	0	7,086
Amortization of deferred commissions	93,230	78,934	270,527	232,768
Expenses related to employee stock plans	204,751	144,317	575,980	434,656
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	42,653	15,262	1,276,798	853,014
Deferred commissions	(92,803)	(80,030)	(226,965)	(200,867)
Prepaid expenses and other current assets and other assets	40,676	33,841	(25,723)	4,495
Accounts payable, accrued expenses and other liabilities	57,836	57,577	(275,058)	12,276
Deferred revenue	(330,516)	(188,898)	(829,695)	(475,357)
Net cash provided by operating activities (1)	154,312	162,514	1,456,052	1,201,873
Investing activities:
Business combinations, net of cash acquired	(32,117)	(27,759)	(2,832,110)	(58,680)
Proceeds from land and building improvements held for sale	0	127,066	0	127,066
Purchase of 50 Fremont land and building	0	0	0	(425,376)
Deposit for purchase of 50 Fremont land and building	0	0	0	115,015
Non-refundable amounts received for sale of land available for sale	0	0	0	6,284
Strategic investments, net	(16,877)	(30,330)	(39,328)	(325,226)
Purchases of marketable securities	(111,731)	(200,001)	(986,862)	(543,422)
Sales of marketable securities	93,391	91,153	1,927,049	414,259
Maturities of marketable securities	14,203	7,166	64,741	23,445
Capital expenditures	(140,653)	(80,041)	(319,984)	(216,011)
Net cash used in investing activities	(193,784)	(112,746)	(2,186,494)	(882,646)
Financing activities:
Proceeds from term loan, net	0	0	495,550	0
Proceeds from employee stock plans	92,846	98,016	315,865	367,830
Principal payments on capital lease obligations	(10,997)	(10,945)	(73,760)	(68,844)
Payments on revolving credit facility	0	0	0	(300,000)
Net cash provided by (used in) financing activities (1)	81,849	87,071	737,655	(1,014)
Effect of exchange rate changes	(11,867)	(2,872)	(19,840)	(3,012)
Net increase (decrease) in cash and cash equivalents	30,510	133,967	(12,627)	315,201
Cash and cash equivalents, beginning of period	1,115,226	1,089,351	1,158,363	908,117
Cash and cash equivalents, end of period	$1,145,736	$1,223,318	$1,145,736	$1,223,318

(1)
During the nine months ended October 31, 2016, the Company early adopted Accounting Standards Update No. 2016-09, “Improvements to Employee Share-Based Payment Accounting (Topic 718)” (“ASU 2016-09”), which addresses among other items, updates to the presentation and treatment of excess tax benefits related to stock based compensation. Excess tax benefits are no longer classified as a reduction of operating cash flows. The Company has adopted changes to the consolidated statements of cash flows on a retrospective basis. The impact for the three and nine months ended October 31, 2015 was an increase of $44,607 and $48,698 to net cash provided by operating activities with a correlating decrease of equal amounts to net cash provided by (used in) financing activities, respectively.

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Oct 31, 2016	Jul 31, 2016	Apr 30, 2016	Jan 31, 2016	Oct 31, 2015	Jul 31, 2015
Full Time Equivalent Headcount (1)	23,939	23,247	21,119	19,742	18,726	17,622
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,751,130	$1,719,946	$3,715,452	$2,725,377	$2,301,306	$2,066,963
Strategic investments	$555,968	$548,258	$520,750	$520,721	$496,809	$477,886
Deferred revenue, current and noncurrent	$3,495,133	$3,823,561	$4,006,914	$4,291,553	$2,846,510	$3,034,991
Unbilled deferred revenue, a non-GAAP measure (2)	$8,600,000	$8,000,000	$7,600,000	$7,100,000	$6,700,000	$6,200,000
Principal due on our outstanding debt obligations (3)	$1,850,000	$1,850,000	$1,350,000	$1,350,000	$1,350,000	$1,350,000
(1) Full time equivalent headcount includes 1,050 from the July 2016 acquisition of Demandware, Inc.
(2) Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue. As of October 31, 2016, $350.0 million of the balance presented relates to Demandware, Inc.
(3) In July 2016, the Company borrowed $500.0 million under a term loan facility to partially fund the acquisition of Demandware, Inc.

Selected Balance Sheet Accounts (in thousands):

	October 31, 2016	July 31, 2016	January 31, 2016
Prepaid Expenses and Other Current Assets
Prepaid income taxes	$22,766	$23,504	$22,044
Customer contract asset (4)	0	225,004	1,423
Other taxes receivable	25,829	28,749	27,341
Prepaid expenses and other current assets	232,998	266,595	199,786
	$281,593	$543,852	$250,594
Property and Equipment, net
Land	$183,888	$183,888	$183,888
Buildings and building improvements	619,419	619,071	614,081
Computers, equipment and software	1,390,751	1,374,949	1,281,766
Furniture and fixtures	101,558	95,995	82,242
Leasehold improvements	586,040	531,760	473,688
	2,881,656	2,805,663	2,635,665
Less accumulated depreciation and amortization	(1,124,983)	(1,077,420)	(919,837)
	$1,756,673	$1,728,243	$1,715,828
Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$137,989	$133,388	$123,065
Acquired developed technology, net of accumulated amortization	499,888	492,826	261,193
	$637,877	$626,214	$384,258

(4) Customer contract asset reflects future billings of amounts contractually committed by SteelBrick and Demandware’s existing customers as of the respective acquisition dates to be billed over a period of 72 months. The Company previously accounted for acquired subscription and services contracts and the legal obligation to provide future services as a customer contract asset and a customer contract liability, respectively. In the current quarter, the Company concluded that the acquired subscription and services contracts should more appropriately be accounted for as a single unit of accounting and as such, the fair value of the contractual relationships with customers have been reclassified to be presented as a single noncurrent intangible asset. This intangible asset is disclosed as a noncurrent customer contract asset as of October 31, 2016.

	October 31, 2016	July 31, 2016	January 31, 2016
Other Assets, net
Deferred income taxes, noncurrent, net	$22,095	$22,545	$15,986
Long-term deposits	25,346	27,426	19,469
Purchased intangible assets, net of accumulated amortization	622,667	803,076	258,580
Acquired intellectual property, net of accumulated amortization	11,122	9,839	10,565
Customer contract asset, noncurrent (4)	308,484	496,461	93
Other (5)	110,722	96,450	66,217
	$1,100,436	$1,455,797	$370,910

Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$140,541	$101,404	$71,481
Accrued compensation	558,945	469,009	554,502
Non-cash equity liability	74,570	76,043	0
Accrued other liabilities	498,774	520,854	447,729
Accrued income and other taxes payable	149,133	205,737	205,781
Accrued professional costs	38,331	33,717	33,814
Customer contract liability (6)	0	124,775	6,558
Accrued rent	17,055	16,966	14,071
Financing obligation - leased facility, current (7)	19,492	19,391	15,402
	$1,496,841	$1,567,896	$1,349,338
Other Noncurrent Liabilities
Deferred income taxes and income taxes payable	$93,454	$89,053	$85,996
Customer contract liability, noncurrent (6)	0	272,608	66
Financing obligation - leased facility (7)	201,283	201,779	196,711
Long-term lease liabilities and other	490,550	496,912	550,292
	$785,287	$1,060,352	$833,065

(5) In April 2015, the FASB issued ASU 2015-03 which simplifies the presentation of debt issuance costs by requiring debt issuance costs to be presented as a deduction from the corresponding debt liability rather than an asset. The Company retrospectively adopted this standard for the January 31, 2016 balance sheet presented, which resulted in an adjustment of $7.9 million to Other.
(6) Customer contract liability reflects the legal obligation to provide future services that are contractually committed to SteelBrick and Demandware's existing customers but unbilled as of their respective acquisition dates. The Company previously accounted for acquired subscription and services contracts and the legal obligation to provide future services as a customer contract asset and a customer contract liability, respectively. In the current quarter, the Company concluded that the acquired subscription and services contracts should more appropriately be accounted for as a single unit of accounting and as such, the fair value of the contractual relationships with customers have been reclassified to be presented as a single noncurrent intangible asset. This intangible asset is disclosed as a noncurrent customer contract asset as of October 31, 2016.
(7) As of January 31, 2016, 350 Mission was in construction. In March 2016, construction was completed on the building.

Supplemental Revenue Analysis

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Sales Cloud	$776.2	$688.7	$2,255.7	$1,990.1
Service Cloud	589.9	469.5	1,705.4	1,322.4
App Cloud and Other	370.7	269.1	1,050.0	740.4
Marketing Cloud	247.2	169.0	634.5	470.1
	$1,984.0	$1,596.3	$5,645.6	$4,523.0

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Total revenues by geography (in thousands):
Americas	$1,598,344	$1,258,148	$4,506,774	$3,575,441
Europe	337,497	302,704	1,012,671	848,413
Asia Pacific	208,934	151,115	578,551	433,964
	$2,144,775	$1,711,967	$6,097,996	$4,857,818
As a percentage of total revenues:
Total revenues by geography:
Americas	74%	73%	74%	74%
Europe	16	18	17	17
Asia Pacific	10	9	9	9
	100%	100%	100%	100%

The amounts of revenue (in thousands) of Demandware included in the Company’s consolidated statement of operations from the acquisition date of July 11, 2016 through October 31, 2016 is $57,878.

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended October 31, 2016 compared to Three Months Ended October 31, 2015	Three Months Ended July 31, 2016 compared to Three Months Ended July 31, 2015	Three Months Ended October 31, 2015 compared to Three Months Ended October 31, 2014
Americas	27%	24%	27%
Europe	27%	32%	28%
Asia Pacific	29%	29%	25%
Total growth	27%	26%	27%
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	October 31, 2016 compared to October 31, 2015	July 31, 2016 compared to July 31, 2015	October 31, 2015 compared to October 31, 2014
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	25%	27%	30%

We present constant currency information for deferred revenue, current and noncurrent to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations.  To present the information above, we convert the deferred revenue balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as on the most recent balance sheet date.

Supplemental Non-GAAP Diluted Share Count Information
(share data in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Weighted-average shares outstanding for basic earnings per share	690,468	664,131	683,075	659,160
Effect of dilutive securities:
Convertible senior notes (1)	2,059	1,437	1,994	964
Employee stock awards	12,177	12,162	11,188	12,212
Adjusted weighted-average shares outstanding and assumed conversions for Non-GAAP diluted earnings per share	704,704	677,730	696,257	672,336

(1)	The 0.25% senior notes were not convertible, however there was a dilutive effect for shares outstanding for all periods presented.

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Operating cash flow
GAAP net cash provided by operating activities	$154,312	$162,514	$1,456,052	$1,201,873
Less:
Capital expenditures	(140,653)	(80,041)	(319,984)	(216,011)
Free cash flow	$13,659	$82,473	$1,136,068	$985,862
Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and construction costs related to building - leased facilities.

Comprehensive Income (Loss)
(in thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Net income (loss)	$(37,309)	$(25,157)	$231,072	$(21,917)
Other comprehensive loss, before tax and net of reclassification adjustments:
Foreign currency translation and other losses	(28,372)	(1,173)	(28,523)	(8,419)
Unrealized gains (losses) on investments	(16,019)	(2,873)	20,961	337
Other comprehensive loss, before tax	(44,391)	(4,046)	(7,562)	(8,082)
Tax effect	(7,337)	(1,135)	(5,464)	(1,135)
Other comprehensive loss, net of tax	(51,728)	(5,181)	(13,026)	(9,217)
Comprehensive income (loss)	$(89,037)	$(30,338)	$218,046	$(31,134)

salesforce.com, inc.
GAAP RESULTS RECONCILED TO NON-GAAP RESULTS
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Non-GAAP gross profit
GAAP gross profit	$1,559,253	$1,288,284	$4,489,914	$3,646,949
Plus:
Amortization of purchased intangibles (a)	36,703	20,296	84,462	60,825
Stock-based expense (b)	26,783	17,516	76,912	49,237
Non-GAAP gross profit	$1,622,739	$1,326,096	$4,651,288	$3,757,011
Non-GAAP operating expenses
GAAP operating expenses	$1,556,217	$1,244,850	$4,402,341	$3,552,586
Less:
Amortization of purchased intangibles (a)	(28,064)	(18,966)	(66,601)	(57,995)
Stock-based expense (b)	(177,968)	(126,801)	(499,068)	(385,419)
Plus:
Operating lease termination resulting from purchase of 50 Fremont	0	0	0	36,617
Non-GAAP operating expenses	$1,350,185	$1,099,083	$3,836,672	$3,145,789
Non-GAAP income from operations
GAAP income from operations	$3,036	$43,434	$87,573	$94,363
Plus:
Amortization of purchased intangibles (a)	64,767	39,262	151,063	118,820
Stock-based expense (b)	204,751	144,317	575,980	434,656
Less:
Operating lease termination resulting from purchase of 50 Fremont	0	0	0	(36,617)
Non-GAAP income from operations	$272,554	$227,013	$814,616	$611,222
Non-GAAP non-operating loss (c)
GAAP non-operating loss	$(15,622)	$(43)	$(38,721)	$(25,941)
Plus:
Amortization of debt discount, net	6,304	6,148	18,794	18,317
Amortization of acquired lease intangible	579	761	1,927	2,877
Less:
Gain on sales of land and building improvements	0	(21,792)	0	(21,792)
Gains on sales of strategic investments	(833)	0	(13,697)	0
Non-GAAP non-operating loss	$(9,572)	$(14,926)	$(31,697)	$(26,539)
Non-GAAP net income
GAAP net income (loss)	$(37,309)	$(25,157)	$231,072	$(21,917)
Plus:
Amortization of purchased intangibles (a)	64,767	39,262	151,063	118,820
Amortization of acquired lease intangible	579	761	1,927	2,877
Stock-based expense (b)	204,751	144,317	575,980	434,656
Amortization of debt discount, net	6,304	6,148	18,794	18,317
Less:
Operating lease termination resulting from purchase of 50 Fremont	0	0	0	(36,617)
Gain on sales of land and building improvements	0	(21,792)	0	(21,792)
Gains on sales of strategic investments	(833)	0	(13,697)	0
Income tax effects and adjustments	(67,320)	(3,016)	(456,241)	(117,223)
Non-GAAP net income	$170,939	$140,523	$508,898	$377,121

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Non-GAAP diluted earnings per share
GAAP diluted net income (loss) per share	$(0.05)	$(0.04)	$0.33	$(0.03)
Plus:
Amortization of purchased intangibles	0.09	0.06	0.22	0.18
Amortization of acquired lease intangible	0.00	0.00	0.00	0.00
Stock-based expense	0.29	0.21	0.83	0.65
Amortization of debt discount, net	0.01	0.01	0.03	0.03
Less:
Operating lease termination resulting from purchase of 50 Fremont	0.00	0.00	0.00	(0.05)
Gain on sales of land and building improvements	0.00	(0.03)	0.00	(0.03)
Gains on sales of strategic investments	0.00	0.00	(0.02)	0.00
Income tax effects and adjustments	(0.10)	0.00	(0.66)	(0.19)
Non-GAAP diluted earnings per share	$0.24	$0.21	$0.73	$0.56
Shares used in computing Non-GAAP diluted net income per share	704,704	677,730	696,257	672,336

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Cost of revenues	$36,703	$20,296	$84,462	$60,825
Marketing and sales	28,064	18,966	66,601	57,995
	$64,767	$39,262	$151,063	$118,820

b)	Stock-based expense was as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Cost of revenues	$26,783	$17,516	$76,912	$49,237
Research and development	50,372	31,534	124,164	96,508
Marketing and sales	93,718	69,561	275,515	211,819
General and administrative	33,878	25,706	99,389	77,092
	$204,751	$144,317	$575,980	$434,656

c)	GAAP non-operating loss consists of investment income, interest expense, other expense and gains on sales of strategic investments.

salesforce.com, inc.
COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE
(in thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
GAAP Basic Net Income (Loss) Per Share
Net income (loss)	$(37,309)	$(25,157)	$231,072	$(21,917)
Basic net income (loss) per share	$(0.05)	$(0.04)	$0.34	$(0.03)
Shares used in computing basic net income (loss) per share	690,468	664,131	683,075	659,160
	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$170,939	$140,523	$508,898	$377,121
Basic Non-GAAP net income per share	$0.25	$0.21	$0.75	$0.57
Shares used in computing basic Non-GAAP net income per share	690,468	664,131	683,075	659,160
	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
GAAP Diluted Net Income (Loss) Per Share
Net income (loss)	$(37,309)	$(25,157)	$231,072	$(21,917)
Diluted net income (loss) per share	$(0.05)	$(0.04)	$0.33	$(0.03)
Shares used in computing diluted net income (loss) per share	690,468	664,131	696,257	659,160
	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$170,939	$140,523	$508,898	$377,121
Diluted Non-GAAP net income per share	$0.24	$0.21	$0.73	$0.56
Shares used in computing diluted Non-GAAP net income per share	704,704	677,730	696,257	672,336

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP free cash flow, and constant currency revenue and deferred revenue growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash or non-recurring items on the company’s operating performance and to enable investors to evaluate the company’s results in the same way management does. These non-cash or non-recurring items generally consist of one-time items resulting from strategic decisions that affect multiple periods or periods unrelated to when the actual items were incurred. Management believes that supplementing GAAP disclosure with non-GAAP disclosure that excludes items that are not directly related to performance in any particular period provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP diluted earnings per share excludes the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, amortization of acquired leases, the net amortization of debt discount on the company’s convertible senior notes, gains/losses on sales of land and building improvements, gains on sales of strategic investments, and termination of office leases, as well as income tax adjustments. These items are excluded because the decisions which gave rise to these items were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods.

Specifically, management is excluding the following items from its non-GAAP earnings per share for Q3 and its non-GAAP estimates for Q4 and FY17:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles and Acquired Leases: The company views amortization of acquisition- and building-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rate was approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rate of the notes is 0.25%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance.

•
Gains and Losses on Sales of Strategic Investments: The company views gains on sales of its strategic investments resulting from acquisitions initiated by the company in which an equity interest was previously held as discrete events and not indicative of operational performance during any particular period.

•
Income Tax Effects and Adjustments: The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisitions-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses, amortization of purchased intangibles, amortization of acquired leases, amortization of debt discount, gains/losses on the sales of land and building improvements, gains on sales of strategic investments, and termination of office leases. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the Company’s tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. This long-term rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. The Company re-evaluates this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. The non-GAAP tax rate for fiscal 2017 is 35.0 percent.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and building - leased facilities.